2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1/A7, amended registration statement, of our review report dated May 30, 2013 on the unaudited interim financial statements as of March 31, 2013 and for the three months ended March 31, 2013 and 2012.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

June 4, 2013

PO Box 2493 Dunedin, FL 34697-2493 727-512-2743	2451 McMullen Booth Rd. Suite 210 Clearwater, FL 33759-1362